As filed with the Securities and Exchange Commission on September 18, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Crescent Biopharma, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	06-1686563 (I.R.S. Employer Identification No.)

Crescent Biopharma, Inc.
300 Fifth Avenue
Waltham, MA 02451
(Address of Principal Executive Offices, including Zip Code)

Crescent Biopharma, Inc. 2025 Employment Inducement Incentive Award Plan, As Amended
(Full title of the plan)

Barbara Bispham Hale
General Counsel and Corporate Secretary
Crescent Biopharma, Inc.
300 Fifth Avenue
Waltham, MA 02451
(617) 430-5595
(Name, address, and telephone number, including area code, of agent for service)

With a copy to:

Peter Handrinos Wesley Holmes Latham & Watkins LLP 200 Clarendon Street Boston, MA 02116 (617) 880-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

 This Registration Statement on Form S-8 registers an additional 750,000 ordinary shares, par value $0.001 per share, of Crescent Biopharma, Inc. (the “Registrant”) available for issuance under the 2025 Employment Inducement Incentive Award Plan, as amended (the “Inducement Plan”).

The contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-291307), together with all exhibits filed therewith or incorporated therein by reference, filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2025, relating to the Inducement Plan is hereby incorporated by reference pursuant to General Instruction E of Form S-8, except to the extent supplemented, amended or superseded by the information set forth herein.

Item 8. Exhibits.

Exhibit No.	Exhibit Description

4.1	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.4 of the Registrant’s Current Report on Form 8-K, filed with the Commission on June 18, 2025).
5.1*	Opinion of Walkers (Cayman) LLP.
23.1*	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm.
23.2*	Consent of Walkers (Cayman) LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
99.1
Crescent Biopharma, Inc. 2025 Employment Inducement Incentive Award Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on November 6, 2025).

99.2*	Amendment No.1 to the Crescent Biopharma, Inc. 2025 Employment Inducement Incentive Award Plan.
107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on the 18th day of September, 2026.

CRESCENT BIOPHARMA, INC.

By:	/s/ Joshua Brumm
Name:	Joshua Brumm
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua Brumm, Richard Scalzo and Barbara Bispham Hale, and each of them (with full power to each of them to act alone), the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joshua Brumm Joshua Brumm	Chief Executive Officer and Director (principal executive officer)	September 18, 2026
/s/ Richard Scalzo Richard Scalzo	Chief Financial Officer (principal financial officer)	September 18, 2026
/s/ Ryan Lynch Ryan Lynch	Treasurer, Senior Vice President, Finance and Chief Accounting Officer (principal accounting officer)	September 18, 2026
/s/ Peter Harwin Peter Harwin	Chairman of the Board	September 18, 2026
/s/ Alexandra Balcom Alexandra Balcom	Director	September 18, 2026
/s/ Susan Moran Susan Moran	Director	September 18, 2026
/s/ Jonathan Violin Jonathan Violin	Director	September 18, 2026
/s/ David Lubner David Lubner	Director	September 18, 2026